Calculation of Filing Fee Tables
S-8
Dermata Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	244,471	$ 1.29	$ 315,367.59	0.0001381	$ 43.55
2	Equity	Common stock, $0.0001 per share	Other	149,750	$ 3.62	$ 542,095.00	0.0001381	$ 74.86
3	Equity	Common stock, $0.0001 par value per share	Other	15,000	$ 1.33	$ 19,950.00	0.0001381	$ 2.76
Total Offering Amounts:						$ 877,412.59		$ 121.17
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 121.17
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Registrant's 2021 Omnibus Equity Incentive Plan (as amended, the "2021 Plan") in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein, as these amounts may be adjusted as a result of stock splits, stock dividends, antidilution provisions, and similar transactions. Represents 244,471 shares of Common Stock reserved for future issuance under the 2021 Plan that are not subject to outstanding options. Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price of the Registrant's common stock as reported on the Nasdaq Stock Market on June 3, 2026.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Registrant's 2021 Omnibus Equity Incentive Plan (as amended, the "2021 Plan") in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein, as these amounts may be adjusted as a result of stock splits, stock dividends, antidilution provisions, and similar transactions. Represents 149,750 shares of Common Stock that may be issued upon exercise of stock options granted pursuant to the 2021 Plan (the "Stock Options") outstanding as of the date of this registration statement. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares issuable upon the exercise of the Stock Options are based upon the weighted average exercise price of the Stock Options.

[3]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Registrant's 2021 Omnibus Equity Incentive Plan (as amended, the "2021 Plan") in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein, as these amounts may be adjusted as a result of stock splits, stock dividends, antidilution provisions, and similar transactions. Represents 15,000 shares of Common Stock issuable upon the vesting and exercise of a non-qualified stock option granted as an inducement to the Company's Vice President of Marketing made on March 9, 2026 ("Inducement Option"). Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares issuable upon the exercise of the Inducement Option are based upon the exercise price of the Inducement Option.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources